Exhibit (j) under N-1A
                                                     Exhibit 23 under 601/Reg SK




INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of WESMARK FUNDS:

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement 333-16157 of WesMark Funds (comprising the following portfolios:
WesMark Growth Fund, WesMark Balanced Fund, WesMark Bond Fund, WesMark West Virginia Municipal Bond Fund) of our reports dated March 19, 1999 incorporated by reference in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.




/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 22, 1999